UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 28, 2015

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 30, 2015 (the “Closing Date”), NeoGenomics, Inc. (“NeoGenomics”) (through NeoGenomics Laboratories, Inc., a wholly owned subsidiary of NeoGenomics) acquired from GE Medical Holding AB (“GE Medical”), a subsidiary of General Electric Company (“GE”), all of the issued and outstanding shares of common stock of Clarient, Inc., a wholly owned subsidiary of GE Medical (“Clarient”), for a purchase price consisting of (i) cash consideration of approximately $74.0 million, which includes an approximately $6.7 million estimated working capital adjustment and adjustments for estimated cash on hand and estimated indebtedness of Clarient on the Closing Date, (ii) 15,000,000 shares (the “NEO Common Shares”) of NeoGenomics’ common stock, and (iii) 14,666,667 shares (the “NEO Preferred Shares,” and, together with the NEO Common Shares, the “NEO Shares”) of NeoGenomics’ series A convertible preferred stock (the “Transaction”), pursuant to the Stock Purchase Agreement, dated October 20, 2015, by and among NeoGenomics, NeoGenomics Laboratories, Inc. and GE Medical, as amended on December 28, 2015 (the “Purchase Agreement”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which was filed as Exhibit 10.1 to NeoGenomics’ Current Report on Form 8-K on October 26, 2015, and is incorporated by reference herein, and Amendment No. 1 to the Stock Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K. Additional information relating to the Transaction was previously included in NeoGenomics’ Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2015 (the “Proxy Statement”).

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 1.01	Entry into a Material Definitive Agreement.

Investor Board Rights, Lockup and Standstill Agreement

On the Closing Date, NeoGenomics and GE Medical Information Systems Technologies, Inc., an affiliate of GE Medical (“GE Medical Systems”), entered into an investor board rights, lockup and standstill agreement (the “Investor Board Rights Agreement”).

GE Medical Systems Representation on the NeoGenomics Board of Directors

Pursuant to the Investor Board Rights Agreement, NeoGenomics is required to use commercially reasonable efforts to appoint, within 30 days of the closing of the Transaction, one director designated by GE Medical Systems to the NeoGenomics board of directors; provided that such designee meets the director qualification requirements set forth in the Investor Board Rights Agreement. Thereafter, for so long as GE Medical Systems, or GE and its subsidiaries (collectively, the “GE Parties”), continue to beneficially own in the aggregate at least 10% of NeoGenomics’ then-outstanding voting stock, GE Medical Systems will be entitled to designate for nomination one director for election at each annual or special meeting of NeoGenomics stockholders at which directors of the board are to be elected and at which the seat held by GE Medical Systems’ designee is subject to election (an “election meeting”).

Subject to the director qualification requirements set forth in the Investor Board Rights Agreement, NeoGenomics is required to appoint GE Medical Systems’ designee to the board, include such designee on the management nomination slate, recommend that NeoGenomics stockholders vote in favor of such designee, and use commercially reasonable efforts to cause the election of such designee at each election meeting.

GE Medical Systems must vote all shares of NeoGenomics voting stock beneficially owned by it in favor of the management nomination slate. However, GE Medical Systems’ obligation to do so will expire upon the earlier of:

•	the date on which GE Medical Systems’ director designation rights terminate pursuant to the Investor Board Rights Agreement; and

•	NeoGenomics’ material breach of any of its obligations under the Investor Board Rights Agreement which breach is incurable or remains uncured 10 business days following notice thereof from GE Medical Systems.

Board Observer Rights

For so long as the GE Parties continue to beneficially own at least 20% of NeoGenomics’ then-outstanding voting stock, GE will be entitled to have one representative of the GE Parties acceptable to NeoGenomics attend all meetings of the board (and any committees upon which GE Medical Systems’ designee sits that are held incident with such board meeting), in a non-voting observer capacity, and such representative will receive copies of all notices, minutes, consents and other materials NeoGenomics provides to its directors in connection with such meeting. NeoGenomics may exclude such representative from access to any of such materials or meetings or portions thereof if it believes that any such material or portion thereof is a trade secret or similar confidential information or such exclusion is necessary to preserve the attorney-client privilege.

General Standstill Provisions

For a period of 48 months following the closing of the Transaction, unless specifically approved by NeoGenomics or earlier terminated in accordance with the Investor Board Rights Agreement, none of the GE Parties will, directly or indirectly, acquire or agree, whether by purchase, tender or exchange offer, to acquire ownership of any shares of NeoGenomics common stock, except the NEO Shares, any shares issued or issuable upon conversion of the NEO Preferred Shares or as a result of the terms of the NEO Preferred Shares, any shares issued or issuable as a result of any stock split, stock dividend, right, warrant, or other distribution, recapitalization or offering made available by NeoGenomics to holders of its voting stock or shares acquired pursuant to the participation rights provided in the Investor Board Rights Agreement.

Transfer Restrictions

None of the GE Parties may, without NeoGenomics’ prior written consent, sell or transfer any of the NEO Shares, or engage in any hedging or other transaction designed to or that reasonably could be expected to lead to or result in the disposition of the NEO Shares, until the earlier of (i) two years from the closing of the Transaction and (ii) the date which is 6 months after NeoGenomics has redeemed all of the Series A Preferred Stock, unless such prohibitions are earlier terminated in accordance with the Investor Board Rights Agreement. However, this restriction will not apply to any of the following dispositions, among others:

•	dispositions by one GE Party to another in compliance with the Investor Board Rights Agreement;

•	dispositions by the GE Parties during any three month period that in the aggregate satisfy the volume limitations under Rule 144 of the Securities Act of 1933, as amended;

•	dispositions resulting from the exercise of any rights under the piggyback registration provisions in the Registration Rights Agreement (as described below);

•	dispositions to NeoGenomics or any of its affiliates;

•	dispositions pursuant to a tender offer, exchange offer, merger, consolidation, amalgamation or other reorganization involving NeoGenomics or its voting stock;

•	dispositions following any of a third party or group’s announcement of its intention to acquire, its entrance into an agreement to acquire, or its acquisition of 25% or more of NeoGenomics outstanding voting stock;

•	dispositions following a third party or group’s entrance into an agreement to acquire, or announcement of its intention to acquire, all or substantially all of NeoGenomics assets;

•	dispositions following a third party or group’s offer, or announcement of its intention to make an offer, to acquire control of NeoGenomics or to elect two or more directors to the Board or otherwise engage in a transaction that would require approval of NeoGenomics stockholders;

•	dispositions following a third party or group’s assistance or encouragement of any other person to engage in, or to announce its intention to engage in, any of the transactions contemplated in any of the three preceding bullets;

•	dispositions following NeoGenomics’ entry into an agreement with respect to its consolidation, merger, amalgamation, reorganization or otherwise in which NeoGenomics would be merged into or combined with another person, unless immediately following the consummation of such transaction NeoGenomics’ stockholders immediately prior to the consummation of such transaction would continue to hold 60% or more of all of the outstanding common stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction or any direct or indirect parent thereof; and

•	dispositions following NeoGenomics’ public announcement of its intention to do any of the actions set forth in the preceding five bullets or other public announcement of its intention to explore strategic alternatives, or any public announcement indicating that it is actively seeking a change in control of NeoGenomics.

Anti-Takeover Provisions

Pursuant to the Investor Board Rights Agreement, NeoGenomics may not implement a stockholder rights plan of a type commonly known as a “poison pill” unless such plan specifically permits the GE Parties to beneficially own the percentage of NeoGenomics outstanding voting stock they own as of the date of adoption of such plan, plus any increase in such percentage resulting from shares of voting stock acquired or that may be acquired pursuant to the terms of NeoGenomics’ series A convertible preferred stock, or as a result of any stock dividend, stock split or other recapitalization of NeoGenomics, or pursuant to the participation rights provided in the Investor Board Rights Agreement.

The foregoing description of the Investor Board Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Board Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, GE Medical Systems and NeoGenomics entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, NeoGenomics is required to file on or before the earlier of (i) 21 months following the closing of the Transaction and (ii) 6 months after NeoGenomics redeems all of the NEO Preferred Shares held by GE Medical Systems, a shelf registration statement for the offer and sale of the NEO Common Shares and any shares of NeoGenomics common stock issuable upon conversion of the NEO Preferred Shares. The agreement also provides GE Medical Systems with customary demand and piggyback registration rights with respect to such shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Facilities

As previously announced, concurrent with the signing of the Purchase Agreement on October 20, 2015, NeoGenomics entered into commitment letters providing for a new senior secured revolving credit facility (the “Revolving Credit Facility”) and a new senior secured term loan facility (the “Term Loan Facility”) in order to finance the Transaction. On the Closing Date, NeoGenomics Laboratories entered into (i) the Revolving Credit Facility, and borrowed $10.0 million thereunder, and (ii) the Term Loan Facility, and borrowed $55.0 million thereunder. The proceeds from such borrowings, net of applicable bank fees, were used to pay a portion of the cash consideration for the Transaction.

Revolving Credit Facility

The Revolving Credit Facility, for which Wells Fargo Bank, N.A., acts as agent, provides for up to $25.0 million of revolving loans. The facility also provides a letter of credit subfacility for $1.0 million. Borrowings under the revolver and the letter of credit subfacility are limited to a borrowing base comprised of 85% of the expected net value of certain billed and unbilled accounts less reserves established by Wells Fargo Bank, N.A.

The interest rate for borrowings under the Revolving Credit Facility will be, at NeoGenomics Laboratories’ election, (i) (A) a base rate equal to the greatest of the prime rate, the federal funds rate plus 0.5% and the three month LIBOR rate plus 1%, plus (B) an applicable margin ranging from 2.0% to 2.5%, or (ii) the (A) LIBOR rate plus (B) an applicable margin ranging from 3.0% to 3.5%. NeoGenomics will also pay 0.25% per year on any unused portion of the revolver. NeoGenomics is a guarantor under the Revolving Facility, All of NeoGenomics’ present and future subsidiaries (including NeoGenomics Laboratories) are borrowers under the Revolving Credit Facility.

The Revolving Credit Facility contains the following customary financial covenants: (i) maintenance of a maximum total leverage ratio (funded indebtedness (including the outstanding amounts under the Credit Facilities), plus capitalized lease obligations, divided by EBITDA) of not more than 4.0 to 1.0 (stepping down over time to 3.25 to 1.0), (ii) maintenance of a minimum consolidated fixed charge coverage ratio (EBITDA less capital expenditures not financed with debt or certain equity), divided by the sum of cash interest expense, scheduled payments and mandatory prepayments of principal on indebtedness, taxes and restricted payments) of at least 1.1 to 1.0 (stepping up over time to 1.25 to 1.0) and (iii) maintenance of a minimum cash velocity equal to or greater than 80%.

The Revolving Credit Facility also contains various affirmative and negative covenants, such as the delivery of financial statements, tax authority compliance, maintenance of property, limitations on additional debt, restriction of dividends and other standard clauses.

The Revolving Credit Facility has a maturity of five years. In addition, the Revolving Credit Facility provides for mandatory prepayment in the event that the borrowing base is less than the aggregate amount of the advances outstanding under the revolver and any letters of credit, which prepayment will be equal to the amount necessary to remedy the over-advance.

Term Loan Facility

The Term Loan Facility, for which AB Private Credit Investors LLC serves as administrative agent, provides for $55.0 million of borrowings on the Closing Date. The interest rate for borrowings under the Term Loan Facility will be, at NeoGenomics Laboratories’ election, (i) (A) a base rate equal to the greatest of 4%, the prime rate, the federal funds rate plus 0.5% and the one month LIBOR rate plus 1%, plus (B) an initial applicable margin of 6% , or (ii) the (A) LIBOR rate for interest periods from one to twelve months, plus (B) an initial applicable margin of 7%., with a minimum LIBOR of 1.00%. Interest on borrowings under the facility will be reduced to Base Rate plus 5.5% or LIBOR plus 6.50% upon the later of (i) NeoGenomics’ achieving maximum total leverage of less than 2.0 to 1.0 and (ii) January 1, 2017. NeoGenomics and all of its present and future subsidiaries (other than NeoGenomics Laboratories) are guarantors under the Term Loan Facility.

The Term Loan Facility contains the following customary financial covenants: (i) maintenance of a maximum total leverage ratio of 4.0 to 1.0 (stepping down over time to 3.25 to 1.0), and (ii) maintenance of a minimum consolidated fixed charge coverage ratio of 1.10 to 1.0 (stepping up over time to 1.25 to 1.0).

The Term Loan Facility also contains various affirmative and negative covenants, such as the delivery of financial statements, tax authority compliance, maintenance of property, limitations on additional debt, restriction of dividends and other standard clauses.

The Term Loan Facility has a maturity of five years. In addition, the Term Loan Facility provides for annual amortization payments in an amount equal to 1.0% of the original principal amount of the term loan, paid in quarterly installments, and customary mandatory prepayments with (i) proceeds of certain assets sales and recovery events, (ii) proceeds of certain debt issuances, (iii) proceeds of certain extraordinary receipts, (iv) a portion of certain tax refunds and insurance proceeds, and (v) a portion of excess cash flow.

The foregoing descriptions of the Revolving Credit Facility and the Term Loan Facility are qualified in their entirety by reference to the respective agreements, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, NeoGenomics (through NeoGenomics Laboratories) acquired from GE Medical all of the issued and outstanding shares of Clarient for a purchase price consisting of (i) cash consideration of approximately $74.0 million, which includes an approximately $6.7 million estimated working capital adjustment and adjustments for estimated cash on hand and estimated indebtedness of Clarient on the Closing Date, (ii) 15,000,000 shares (the “NEO Common Shares”) of NeoGenomics’ common stock, (ii) the NEO Common Shares and (iii) the NEO Preferred Shares, as discussed above. As a result, Clarient is now a wholly owned subsidiary of NeoGenomics.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to NeoGenomics’ Current Report on Form 8-K filed with the SEC on October 26, 2015 and the Proxy Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure provided under the heading “Credit Facilities” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On the Closing Date, pursuant to the Purchase Agreement, NeoGenomics delivered the NEO Shares to GE Medical Systems, GE Medical’s assignee of the right to receive the NEO Shares, together with the cash consideration payable as part of the Transaction, for the issued and outstanding shares of Clarient. The issuance of the NEO Shares by NeoGenomics to GE Medical Systems was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the offer and sale of the NEO Shares does not involve a public offering of NeoGenomics common stock or preferred stock. NeoGenomics has determined that GE Medical Systems is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The certificate or book-entry designations representing the NEO Shares will bear appropriate legends to the effect that such securities have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder. In addition, such NEO Shares are subject to transfer, ownership and other restrictions set forth in the Investor Board Rights Agreement.

The NEO Preferred Shares are convertible into shares of NeoGenomics common stock under certain circumstances. A description of the circumstances under which the NEO Preferred Shares may be converted into shares of NeoGenomics common stock is included in the Proxy Statement under the heading “Description of Capital Stock—Preferred Stock—Series A Preferred Stock,” which description is incorporated herein by reference

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2015, NeoGenomics filed with the Secretary of State of the State of Nevada amendments to its Articles of Incorporation to (i) increase the authorized number of shares of common stock from 100.0 million shares to 250.0 million shares, (ii) increase the authorized number of shares of preferred stock from 10.0 million shares to 50.0 million shares and (iii) designate 25,442,121 shares of preferred stock as Series A Convertible Preferred Stock, with the voting powers designations, preferences, limitations, restrictions and relative, participating, optional and other special rights of such shares as set forth in the Certificate of Designation of Series A Convertible Preferred Stock filed with the amendment. A description of the Series A Preferred Stock is included in the Proxy Statement under the heading “Description of Capital Stock—Preferred Stock—Series A Preferred Stock,” which description is incorporated herein by reference.

The amendment to the Articles of Incorporation to increase the authorized number of shares of common stock and preferred stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Series A Convertible Preferred Stock, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On December 30, 2015, NeoGenomics issued a press release announcing the closing of its acquisition of Clarient. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements of Clarient required by Rule 3-05 of Regulation S-X in connection with the Transaction were previously included in the Proxy Statement. Pursuant to the General Instruction B.3 of Form 8-K, no additional financial statements of Clarient are required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by Article 11 of Regulation S-X in connection with the Transaction were previously included in the Proxy Statement. Pursuant to General Instruction B.3 of Form 8-K, no additional pro forma financial statements are required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, by and among NeoGenomics, Inc., NeoGenomics Laboratories, Inc. and GE Medical AB, dated October 20, 2015 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 26, 2015 and incorporated herein by reference).

2.2	Amendment No. 1 to Stock Purchase Agreement, by and among NeoGenomics, Inc., NeoGenomics Laboratories, Inc. and GE Medical AB, dated December 29, 2015.

3.1	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on December 28, 2015.

3.2	Certificate of Designation of Series A Convertible Preferred Stock.

10.1	Investor Board Rights, Lockup and Standstill Agreement, dated December 30, 2015, by and between NeoGenomics, Inc. and GE Medical Information Systems Technologies, Inc.

10.2	Registration Rights Agreement, dated December 30, 2015, by and between NeoGenomics, Inc. and GE Medical Information Systems Technologies, Inc.

10.3	Credit Agreement, dated December 30, 2015, by and among NeoGenomics, Inc., NeoGenomics Laboratories, Inc., Path Labs LLC, the lenders party thereto and Wells Fargo Bank, N.A.

10.4	Term Loan and Guaranty Agreement, dated December 30, 2015, by and among NeoGenomics Laboratories, Inc., NeoGenomics, Inc., certain other subsidiaries of NeoGenomics, Inc., the lenders party thereto and AB Private Credit Investors LLC.

99.1	Press Release dated December 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/George Cardoza
George Cardoza
Chief Financial Officer

Date: December 31, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, by and among NeoGenomics, Inc., NeoGenomics Laboratories, Inc. and GE Medical AB, dated October 20, 2015 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 26, 2015 and incorporated herein by reference).

2.2	Amendment No. 1 to Stock Purchase Agreement, by and among NeoGenomics, Inc., NeoGenomics Laboratories, Inc. and GE Medical AB, dated December 29, 2015.

3.1	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on December 28, 2015.

3.2	Certificate of Designation of Series A Convertible Preferred Stock.

10.1	Investor Board Rights, Lockup and Standstill Agreement, dated December 30, 2015, by and between NeoGenomics, Inc. and GE Medical Information Systems Technologies, Inc.

10.2	Registration Rights Agreement, dated December 30, 2015, by and between NeoGenomics, Inc. and GE Medical Information Systems Technologies, Inc.

10.3	Credit Agreement, dated December 30, 2015, by and among NeoGenomics, Inc., NeoGenomics Laboratories, Inc., Path Labs LLC, the lenders party thereto and Wells Fargo Bank, N.A.

10.4	Term Loan and Guaranty Agreement, dated December 30, 2015, by and among NeoGenomics Laboratories, Inc., NeoGenomics, Inc., certain other subsidiaries of NeoGenomics, Inc., the lenders party thereto and AB Private Credit Investors LLC.

99.1	Press Release dated December 30, 2015.